     As filed with the Securities and Exchange Commission on June 19, 1997

                                             Registration No. 333_______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                 METROCALL, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            54-1215634
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                           identification number)

                              6677 Richmond Highway
                           Alexandria, Virginia 22306
                                 (703) 660-6677
                    (Address of Principal Executive Offices)

                                 METROCALL, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                             WILLIAM L. COLLINS, III
                             CHIEF EXECUTIVE OFFICER
                              6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------


                                 With a copy to:
                             GEORGE P. STAMAS, ESQ.
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000

                           ---------------------------

                                           CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                              PROPOSED            PROPOSED
                                            AMOUNT             MAXIMUM             MAXIMUM
          TITLE OF SECURITIES                TO BE         OFFERING PRICE         AGGREGATE            AMOUNT OF
           TO BE REGISTERED                REGISTERED         PER SHARE        OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01
par value.............................        2,016,000       $5.70     (1)      $11,489,473(1)      $3,481.66    (1)

Variable Common Rights                          468,904                 (2)                 (2)                   (2)

(1) In accordance with the terms of the 1996 Stock Option Plan, in the case of an option not intended to constitute an incentive stock option, the option price shall not be less than the par value of the shares covered by the option. In the case of an option intended to be an incentive stock option, the option price shall not be less than the greater of par value of the shares or 100% of the fair market value of a share of stock covered by the option on the date the option is granted (110% for optionees owning more than 10% of the Company's stock). In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of (a) for ungranted options, the average of the high and low prices reported on the NASDAQ National Market System on June 17, 1997, and (b) for granted options, the actual exercise price specified in those granted options.

(2)      No additional consideration is paid for the Variable Common Rights.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Metrocall, Inc. (the "Company") herein incorporates by reference the following documents filed by it with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

                  (a) Its Annual Report on Form 10-K for the year ended December 31, 1996, as amended; (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the financial statements of Parkway Paging, Inc. and Satellite Paging and Message Network contained in its Current Report on Form 8-K filed on September 13, 1996 and amended on October 1, 1996; (iv) its Current Report on Form 8-K filed on January 27, 1997; (v) its Current Report on Form 8-K filed on February 24, 1997 and (vi) Metrocall's Proxy Statement for the Annual Meeting of Shareholders held on May 7, 1997.

                  (b) All documents filed by Metrocall pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. All information appearing in this Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein.

                  (c) The description of the Common Stock, par value $.01 per share of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 14, 1993 under the Exchange Act, which became effective on July 15, 1993, including any amendment or report filed for the purpose of updating such description.


         In addition, all reports and other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         METROCALL VCRS

     As part of the consideration for the Company's merger with A+ Network, Inc. (the "Merger"), holders of A+ Network options received options to purchase Metrocall Common Stock ("Metrocall Options") and will receive indexed Variable Common Rights ("VCRs") equal to the number of shares of Metrocall Common Stock they receive upon exercising such Metrocall Options provided such options are exercised prior to the Maturity Date (as defined below) or early termination of the VCRs. The principal terms of the VCRs are as follows:

     Payment at Maturity. Following the maturity of a VCR, the holder of such VCR (the "VCR Holder") will have the right to receive the amount ("VCR Payment Amount"), if any, by which the Target Price exceeds the greater of the Current Market Value and the Minimum Price (all as defined below). The VCRs shall mature on the Maturity Date unless otherwise extended to the Extended Maturity Date (each as defined below). The VCR Payment Amount will accordingly be zero if either the Current Market Value or the Minimum Price exceeds the Target Price.

     Maturity Date; Extended Maturity Date. The Maturity Date will be November 15, 1997, provided, however, that Metrocall, at its option, may extend the Maturity Date to November 15, 1998 (the "Extended Maturity Date"). Metrocall shall exercise such option to extend by publishing notice of such exercise in The Wall Street Journal (Eastern Edition), or if The Wall Street Journal is not then published, such other newspaper with general circulation in the City of New York, New York no later than one business day preceding the Maturity Date.

     Form of Payment. Metrocall, at its option, may pay the VCR Payment Amount in cash or that number of shares of Common Stock equal to the VCR Payment Amount divided by the Current Market Value (as defined below); except that, if an Event of Default (as defined below) has occurred and is continuing, Metrocall must pay the Default Amount (as defined below) in cash or shares of preferred stock of Metrocall ("Preferred Stock") having a liquidation preference over Common Stock in an amount equal to the Default Amount. If Metrocall elects to pay the VCR Payment Amount in the form of Shares of Common Stock rather than cash, and if the number of shares of Common Stock that is authorized by Metrocall's certificate of incorporation but not outstanding or reserved for issuance for purposes other than payment of amounts due in payment of the VCRs is not sufficient to permit the payment in shares of Common Stock, Metrocall may, in lieu of paying in cash or shares of Common Stock, pay amounts due in payment of the VCRs in shares of Preferred Stock, with each holder of a VCR receiving a fraction of a share of Preferred Stock for each share of Common Stock that would have been issued. Except as noted above, each fraction of a share of Preferred Stock will have liquidation, dividend and voting rights equivalent to a share of Common Stock, and Metrocall will have the right to convert each fraction of a share of Preferred Stock into one share of Common Stock upon notice to holders. Other than in the case of interest on the Default Amount (as defined below), no interest shall accrue on any VCR Payment Amount.

     Target Price. "Target Price" means (i) at the Maturity Date, $21.10 multiplied by the lesser of 1.0 and the "Index Factor", as hereinafter defined, and (ii) at the Extended Maturity Date, $25.10 multiplied by the lesser of 1.0 and the Index Factor. In each case, such Target Prices shall also be adjusted upon the occurrence of any event described in the section entitled "Antidilution" set forth below.

     Current Market Value. "Current Market Value" means, with respect to the Maturity Date or the Extended Maturity Date, the median of the averages of the closing bid prices on the NASDAQ National Market ("NNM") (or such other exchange on which such shares are then listed) of shares of Common Stock during each 20 consecutive trading day period that both begins and ends in the Valuation Period.

"Valuation Period" means the 60 trading day period immediately preceding (and including) the Maturity Date or the Extended Maturity Date, as the case may be.

     Minimum Price. "Minimum Price" means (i) at the Maturity Date, $16.10, and
(ii) at the Extended Maturity Date, $18.10 in each case subject to adjustment upon the occurrence of any event described in the section entitled "Antidilution" set forth below. The Minimum Price will not be adjusted by the Index Factor. Accordingly, the Target Price may decrease below the Minimum Price as a result of adjustments to the Target Price based on the Index Factor.

      Index Factor. The Index Factor equals the relevant Ending Period Comparable Paging Company Index (the Index Factor numerator) divided by the initial Comparable Paging Company Index (the Index Factor denominator). The Comparable Paging Company Index shall consist of the stocks of Arch Communications Group, Inc., MobilMedia Communications, Inc., and ProNet, Inc., or each's successors. The initial Comparable Paging Company Index is $24.604 which is the median of the simple arithmetic average of closing bid prices of the index group for the 20 trading days preceding May 14, 1996. The Ending Period Comparable Company Paging Index shall be the median of the simple arithmetic average of closing bid prices of the index group during each 20 consecutive trading day period that both begins and ends in the relevant Valuation Periods preceding the Maturity Date, Extended Maturity Date, or Disposition Date, as the case may be. Thus, for example, if the Maturity Date were September 30, 1996, the Ending Period Comparable Paging Company Index would be $10.356, the Index Factor would have been .421, and the Target Price would have been $8.881. Because the Target Price (as adjusted) would have been less than the Minimum Price ($16.10), no payment would have been made on the VCRs. In each case, such adjustments shall be made, as appropriate, for each company's stock prices that is included in the Comparable Paging Company Index, upon the occurrence of any event similar to that described in the "Antidilution" section below.

       Early Termination. If the closing bid prices of the Common Stock exceed
(i) $21.10 for any 50 calendar day period prior to the Maturity Date, or (ii) $25.10 for any 50 calendar day period between the Maturity Date and the Extended Maturity Date, then the VCRs shall immediately expire and be of no further force and effect.

       Disposition Payment. Following the consummation of (a) a merger, consolidation or other business combination involving Metrocall as a result of which no shares of Common Stock shall remain outstanding, (b) a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of Metrocall or (c) a reclassification of Common Stock as any other capital stock of Metrocall or any other person (a "Disposition"), Metrocall shall pay to each VCR holder for each VCR held by such VCR holder an amount, if any, by which the Discounted Target Price (as defined below) exceeds the greater of the fair market value (as determined by an independent nationally recognized investment banking firm) of the consideration, if any, received by holders of Common Stock for each share of Common Stock held by such holder as a result of such Disposition and the Minimum Price.

     Acceleration Upon Event of Default. If an Event of Default (as defined below) occurs and is continuing, either the rights agent for the VCRs (the "Rights Agent") or VCR holders holding at least 25% of the outstanding VCRs, by notice to Metrocall (and to the Rights Agent if given by VCR holders), may declare the VCRs to be due and payable, and upon any such declaration, the Default Amount shall become due and payable and, thereafter, shall bear interest at an interest rate of 12% per annum until payment is made to the Rights Agent. "Default Amount" means the amount, if any, by which the Discounted Target Price exceeds the Minimum Price. "Event of Default", with respect to the VCRs, means any of the following which shall have occurred and be continuing; (a) default in the payment of all or any part of the amounts payable in respect of any of the VCRs as and when the same shall become due and payable following the Maturity Date or the Extended Maturity Date, the Disposition Payment Date or otherwise;
(b) material default in the performance, or material breach, of any material covenant or warranty of Metrocall under the VCR Agreement, and continuance of such material default or breach for a period of 98 days after written notice has been given to Metrocall by the Rights Agent or to Metrocall and the Rights Agent by VCR holders holding at least 25% of the outstanding VCRs; or (c) certain events of bankruptcy, insolvency, reorganization or other similar events in respect of Metrocall.

       Discounted Target Price. "Discounted Target Price" means (a) if a Disposition or an Event of Default shall occur prior to the Maturity Date, $21.10 multiplied by the lesser of 1.0 and the Index Factor, discounted to the Disposition Payment Date (as defined below) or the Default Payment Date (as defined below), as the case may be, at a per annum rate of 8%; or (b) if a Disposition or an Event of Default shall occur after the Maturity Date but prior to the Extended Maturity Date, $25.10 multiplied by the lesser of 1.0 and the Index Factor discounted to the date of the Disposition Payment Date or Default Payment Date, as the case may be, at a per annum rate of 8%. In each case, the Discounted Target Price and the Minimum Price shall be adjusted upon the occurrence of any event described in the section entitled "Antidilution" set forth below. "Disposition Payment Date", with respect to a Disposition, means the date established by Metrocall for payment of the amount due on the VCRs in respect of such Disposition, which in no event shall be more than 38 days after the date on which such Disposition was consummated. "Default Payment Date" means the date on which the VCRs become due and payable upon the declaration thereof following an Event of Default.

     Antidilution. If Metrocall shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the number of outstanding shares of Common Stock, Metrocall shall correspondingly subdivide or combine the VCRs and shall proportionally decrease the Target Price, the Minimum Price and the Discounted Target Price in the case of a subdivision or increase such prices in the case of a combination.

     Trading. None of Metrocall or any of its affiliates will be permitted to trade in shares of Common Stock during the period commencing 18 trading days before the Valuation Period and ending on the last day of the Valuation Period, except with respect to employee benefit plans and other incentive compensation arrangements.

     Transferability. The VCRs will be certificated, will be freely tradeable and will trade separately from Common Stock. Metrocall does not intend to seek to list the VCRs on any exchange or NNM, and there can be no assurance that any public trading market for the VCRs will develop or continue after the Merger.

     Dividends. If any dividends are paid on the Common Stock prior to the Maturity Date or the Extended Maturity Date, as applicable, the holders of the VCRs shall have no right to receive any such dividends.

     VCR Agreement. The VCRs will be issued under a Variable Common Rights Agreement (the "VCR Agreement") by and between Metrocall and First Union National Bank of Virginia, as Rights Agent (the "Rights Agent"). The VCR Agreement is qualified under the Trust Indenture Act of 1939, as in effect on the date of the VCR Agreement (the "Trust Indenture Act"). Pursuant to the VCR Agreement, VCR Certificates will be issued in registered form and authenticated and delivered by the Rights Agent. Transfers and exchanges of the VCRs will be made by presenting the VCR Certificate in the name of the transferor to the Rights Agent, in its capacity as Security Registrar. The Rights Agent shall then authenticate and deliver one or more new VCR Certificates in the name of the designated transferee or transferees. Payment on the VCRs at the Maturity Date, the Extended Maturity Date, the Default Payment Date or the Disposition Payment Date, as the case may be, shall be made only upon presentation of a VCR Certificate by the holder thereof at the office of the Rights Agent in New York, New York.

     The Rights Agent has certain duties and responsibilities with respect to the holders of the VCRs (the "Holders"). For instance, if an Event of Default occurs and is continuing, the Rights Agent must give notice of such Event of Default to all Holders whose names appear in the security register; except that the

Rights Agent may withhold such notice so long as there is no default in payment of the VCRs and the Rights Agent determines in good faith that withholding such notice is in the interest of the Holders. In addition, the Rights Agent will distribute to Holders (i) summaries of reports provided to the Rights Agent by Metrocall and (ii) certain other reports required by the Trust Indenture Act.

     In addition to providing annual and other reports to the Rights Agent, Metrocall must also deliver to the Rights Agent, within 120 days after the end of each fiscal year, a certificate of Metrocall's Chief Executive Officer or Chief Financial Officer stating that all conditions and covenants provided for in the VCR Agreement have been complied with. A similar certificate and an opinion of counsel stating that any conditions precedent have been complied with must be delivered to the Rights Agent if Metrocall requests that the Rights Agent take any action under the VCR Agreement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The Company's Restated Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware Law. Under the Restated Certificate of Incorporation, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company has obtained directors and officers liability insurance.

         See Item 9 for the Registrant's undertakings with respect to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Index to the Exhibits of this Registration Statement, which Index is herein incorporated by reference.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia on the 19th day of June, 1996.

                                        METROCALL, Inc.

                                         By: /s/ Richard M. Johnston
                                             ---------------------------
                                             Richard M. Johnston
                                             Chairman of the Board


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Richard M. Johnston and Vincent D. Kelly as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signature                                     Title                           Date
                     ---------                                     -----                           ----

            /s/ Richard M. Johnston
_____________________________________________        Chairman of the Board                     June 19, 1997
                Richard M. Johnston


          /s/ William L. Collins, III                President, Chief Executive                June 19, 1997
_____________________________________________        Officer and Director
              William L. Collins, III                (Principal Executive Officer)


             /s/ Vincent D. Kelly                    Chief Financial Officer and
_____________________________________________        Executive Vice President                  June 19, 1997
                 Vincent D. Kelly                    (Principal Financial and
                                                     Accounting Officer)

            /s/ Harry L. Brock, Jr.
_____________________________________________        Director                                  June 16, 1997
                Harry L. Brock, Jr.

                     Signature                       Title                                   Date
                     ---------                       -----                                   ----
             /s/ Suzanne S. Brock
_____________________________________________
                 Suzanne S. Brock                     Director                                June 15, 1997

          /s/ Francis A. Martin, III
_____________________________________________
              Francis A. Martin, III                  Director                                June 19, 1997

          /s/  Ronald V. Aprahamian
_____________________________________________         Director                                June 19, 1997
               Ronald V. Aprahamian

               /s/ Ryal R. Poppa
_____________________________________________         Director                                June 19, 1997
                   Ryal R. Poppa

            /s/ Ray D. Russenberger
_____________________________________________         Director                                 June 11, 1997
                Ray D. Russenberger

             /s/  Elliot H. Singer
_____________________________________________         Director                                 June 11, 1997
                   Elliot H. Singer

              /s/ Michael Greene
_____________________________________________         Director                                 June 19, 1997
                  Michael Greene

               /s/ Royce Yudkoff
_____________________________________________         Director                                 June 19, 1997
                   Royce Yudkoff

                                  EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION
------        -----------

3.1 Amended and Restated Certificate of Incorporation of Metrocall, Inc., as amended.(a)

3.2 Certificate of Amendment of Certificate of Incorporation of Metrocall, Inc. dated May 8, 1997.(a)

3.3      Fifth Amended and Restated Bylaws of Metrocall, Inc.(b)

4.1      Metrocall, Inc. 1996 Stock Option Plan, as amended.(c)

4.2      First Amendment to Metrocall 1996 Stock Option Plan.(d)

4.3 Variable Common Rights ("VCRs") Agreement between Metrocall, Inc. and First Union National Bank of Virginia, Rights Agent, dated as of November 15, 1996, including Form of Certificate representing Variable Common Rights. (e)

5 Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered.

23.1     Consent of Wilmer, Cutler & Pickering (included in Exhibit 5).

23.2 Consent of Arthur Andersen LLP, as independent public accountants for Metrocall, Inc.

23.3 Consent of Arthur Andersen LLP, as independent public accountants for O.R. Estman, Inc. and Dana Paging, Inc. dba Satellite Paging.

23.4 Consent of Hutton, Patterson & Company, as independent public accountants for Parkway Paging, Inc.

23.5 Consent of Deloitte & Touche LLP, as independent accountants for A+ Network, Inc.

23.6 Consent of Price Waterhouse LLP, as independent accountants for Network Paging Corporation.

24       Power of attorney (included on signature pages of this Registration
         Statement).

-----------

(a) Incorporated by reference to Metrocall's Form 10-Q for the quarter ended March 31, 1997 (File No. 000-21924), filed with the Commission on May 15, 1997.

(b) Incorporated by reference to Metrocall's Form 10-K for the year ended December 31, 1996 filed with the Commission on March 31, 1997.

(c) Incorporated by reference to Metrocall's Proxy Statement filed for the Annual Meeting of Stockholders held on May 7, 1997.

(d) Incorporated by reference to Metrocall's Registration Statement on Form S-4, as amended (File No. 333-06919) initially filed with Commission on June 27, 1996.

(e) Incorporated by reference to Metrocall's Annual Report on Form 10-K/A for the year ended December 31, 1996, filed with the Commission on May 9, 1997.